UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2018 (March 2, 2018)

Harsco Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania		17011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (717) 763-7064

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2018 Long Term Incentive Plan

On March 2, 2018, Harsco Corporation (the “Company”) granted its annual long term incentive awards (the “2018 Long Term Incentive Plan”) under the Company’s 2013 Equity and Incentive Compensation Plan, as amended (the “Plan”). The 2018 Long Term Incentive Plan was approved by the Board of Directors (the “Board”) of the Company upon the recommendation of the Management Development and Compensation Committee (the “Committee”) of the Board. As part of the 2018 Long Term Incentive Plan, the following number of stock appreciation rights (SARs), restricted stock units (RSUs) and target performance share units (PSUs) were granted to each of the named executive officers of the Company on March 2, 2018:

Name	SARs	RSUs	Target Award # of PSUs

F. Nicholas Grasberger III	93,232	43,132	57,509
Peter F. Minan	27,550	12,745	12,745
Russell C. Hochman	17,102	7,912	7,912
Tracey L. McKenzie	16,867	7,804	7,804
Scott H. Gerson	14,225	6,581	6,581

The equity awards described above were made through the use of various forms of awards agreements, which set forth terms applicable to specific awards.

Approval of New Form of Award Agreement

Effective for PSU awards granted on or after March 2, 2018 under the Plan, the Committee approved a new form of award agreement. The new form of PSU award agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(a)	Exhibits

Exhibit No.	Description
10.1	Form of PSU Award Agreement (for awards granted on or after March 2, 2018)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harsco Corporation
Date: March 8, 2018	/s/ Russell C. Hochman
Russell C. Hochman
Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary